Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2012 RESULTS

LINCOLNSHIRE, ILLINOIS, February 13, 2013 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today reported its fourth quarter results for the period ended December 31, 2012.

"We continued to execute well against our plans and paid down $200 million in debt, $75 million more than we had originally planned,” said Robert J. Keller, chairman and chief executive officer. “Our fourth-quarter and full-year performance has positioned us for strong earnings improvement in 2013.”

"The geographic and product diversity of the new ACCO Brands served us well in 2012," said Boris Elisman, president and chief operating officer. "Our acquisition of Mead Consumer and Office Products in May of 2012 gave us a platform that provides stability in mature markets and significant growth opportunities in developing markets. We will exceed our original cost synergy targets for the merger, and we expect revenue synergies to ramp up this year."

Fourth Quarter Results

Net sales increased 51% to $529.7 million, compared to $350.7 million in the prior-year quarter, due to the merger with MeadWestvaco's Consumer & Office Products business (“Mead C&OP”). Loss from continuing operations was $11.0 million, or $0.10 per share, compared to income of $9.4 million, or $0.16 per share, in the prior-year quarter. Adjusted income from continuing operations was $42.3 million, or $0.37 per share, compared to adjusted income of $16.7 million, or $0.29 per share in the prior-year quarter using a normalized effective tax rate of 30% in both periods. The increase was due to the merger with Mead C&OP.

On a pro forma basis, including the results of Mead C&OP for the full quarter in both years, sales decreased 7%. Of this decline, volume/mix accounted for 6% and the negative impact of foreign currency accounted for 1%. Adjusted income from continuing operations was $42.3 million, or $0.37 per share, compared to adjusted income from continuing operations of $47.1 million, or $0.41 per share in the comparable prior-year period. The current quarter excludes $11.7 million of charges primarily for integration and restructuring costs and costs associated with the early extinguishment of debt. The prior-year quarter excludes $9.4 million of charges primarily for Mead corporate allocations. Both periods use a normalized effective tax rate of 30%.

Business Segment Highlights
ACCO Brands North America

ACCO Brands North America fourth quarter net sales increased 81% to $290.3 million, from $160.1 million in the prior-year quarter, due to the merger with Mead C&OP. Reported segment operating income increased to $36.1 million from $11.6 million in the prior-year quarter, due to the merger, partially offset by integration and restructuring charges.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 5% to $290.3 million from $304.4 million in the comparable prior-year period. This decline was driven by lower volume/mix of 7%, mainly due to a decline in calendar sales and a shift to lower value products, partially offset by higher net pricing of 2%.

Adjusted pro forma operating income was $42.2 million, compared to $37.1 million in the prior-year quarter, and excludes $6.1 million of integration and restructuring charges in the current year and $1.1 million of Mead corporate allocations in the prior-year. The increase was due to lower obsolete inventory charges for the Mead business and higher pricing, which offset year-ago increases in raw material costs. Adjusted pro forma operating margin increased to 14.5% from 12.2%.

ACCO Brands International

ACCO Brands International net sales increased to $187.3 million from $136.5 million in the prior-year quarter due to the merger with Mead C&OP, partially offset by planned exits of low-margin products in the European business as well as the weak demand environment in Europe and Australia. Operating income increased to $30.1 million from $20.5 million in the prior-year quarter due to the merger with Mead C&OP, partially offset by the lower sales in Europe and Australia.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 11% to $187.3 million from $210.3 million in the prior year. Of this decline, volume/mix accounted for 7% and negative foreign exchange accounted for 4%. The decline in volume was primarily due to planned exits of low-margin products in the European business as well as the weak demand environment and lower pricing in Europe and Australia.

Adjusted pro forma operating income was $30.2 million, compared to $38.8 million in the prior-year quarter, and excludes charges of $0.1 million in the current year. Adjusted pro forma operating margin decreased to 16.1% from 18.4%. The decline in profit and margin was driven by lower sales volumes and pricing in Australia, along with the weak demand environment in Europe and $1.8 million in negative foreign exchange.

Computer Products Group

Computer Products net sales decreased 4% to $52.1 million, compared to $54.1 million in the prior-year quarter. Pricing unfavorably impacted sales by 4%. Included in pricing was a 2% impact due to the loss of $0.8 million of royalties. Volume/mix increased 1% due to new product introductions of accessories for tablets and smartphones, partially offset by lower sales of PC accessories, particularly high-margin security products. Adjusted operating income was $10.7 million, compared to $13.6 million in the prior-year quarter, and operating margin decreased to 20.5% from 25.1%. The decline in operating income and margin was primarily due to lower net pricing and lower royalties.

Twelve Month Results

Net sales increased 33% to $1.76 billion, compared to $1.32 billion in the prior-year twelve-month period, due to the merger with Mead C&OP. Income from continuing operations was $121.1 million, or $1.26 per share, compared to income of $18.6 million, or $0.32 per share, in the prior-year period. Adjusted income from continuing operations was $97.6 million, or $1.02 per share, compared to adjusted income of $36.9 million, or $0.64 per share using a normalized effective tax rate of 30%. The increase was due to the merger with Mead C&OP.

On a pro forma basis, including the results of Mead C&OP for the full twelve months, sales decreased 8%, more than half of which was due to declines in Europe and unfavorable foreign currency exchange rates. Of the total decline, 7% was a decline in volume/mix, driven similarly by both the legacy ACCO Brands and the legacy Mead businesses. Unfavorable foreign currency translation of 2% offset higher pricing of 1%. Adjusted pro forma income from continuing operations was $93.7 million, or $0.82 per share, compared to $116.3 million, or $1.03 per share, in the comparable prior-year period. The decline was driven by lower sales. The current-year period excludes $48.9 million of restructuring charges, Mead corporate allocations, inventory step-up, and transaction and integration charges. The prior-year period excludes $38.4 million of Mead corporate allocations, inventory step-up, and transaction charges. Both periods use a normalized effective tax rate of 30%.

Restructuring

The company expects $25 million of additional restructuring charges and $4 million of additional IT-related integration charges in 2013, of which approximately $4 million are non-cash charges. These charges relate to cost-reduction initiatives in the company's European and North American operations and are associated with the completion of the Mead integration and productivity initiatives. The cash component of the charge will approximate $19 million in 2013 and $6 million in 2014.

Business Outlook

For 2013 the company expects adjusted earnings per share growth of 16% to 28%, resulting in a range of $0.95 to $1.05. The mid-point of the range assumes modest pro forma revenue growth, including sales synergies, and earnings improvement that is primarily driven by the realization of cost synergies and productivity improvements. The company expects to generate free cash flow of approximately $150 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP measures, including “adjusted,” “adjusted pro forma,” and “adjusted supplemental EBITDA” financial measures. See our Reconciliation of Adjusted Results, Supplemental Business Segment Information and Reconciliation, Reconciliation of Adjusted Pro Forma Results, and Reconciliation of Pro Forma Operating Income to Adjusted Supplemental

EBITDA for a description of each of these non-GAAP financial measures and a reconciliation to the comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.
There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.
About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company's securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; our continued ability to access the capital and credit markets; the liquidity and solvency of our major customers; the effect of consolidation in the office products industry; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs and freight and distribution costs can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of our recent acquisition of the Mead C&OP Business may not be realized or may take longer to realize than expected; the risk that benefits from our acquisition of the Mead C&OP Business may be significantly offset by costs incurred in integrating the companies; potential adverse impacts from incurring additional indebtedness in connection with our acquisition of the Mead C&OP Business; and potential difficulties in connection with the process of integrating the Mead C&OP Business with the company, which potential difficulties include, but are not limited to, coordinating geographically separate organizations, integrating business cultures, which could prove to be incompatible, difficulties and costs of integrating information technology systems, and potential difficulty in retaining key officers and personnel. These and other risks are more fully described under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 484-3030        (847) 484-3020

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50.0	$121.2
Accounts receivable, net	498.7	269.5
Inventories	265.5	197.7
Deferred income taxes	31.1	7.6
Other current assets	29.0	26.9
Total current assets	874.3	622.9
Total property, plant and equipment	591.4	463.3
Less accumulated depreciation	(317.8)	(316.1)
Property, plant and equipment, net	273.6	147.2
Deferred income taxes	36.4	16.7
Goodwill	555.9	135.0
Identifiable intangibles, net	646.6	130.4
Other assets	91.8	64.5
Total assets	$2,478.6	$1,116.7
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Notes payable to banks	$1.2	$—
Current portion of long-term debt	0.1	0.2
Accounts payable	152.4	127.1
Accrued compensation	38.0	24.2
Accrued customer program liabilities	119.0	66.8
Accrued interest	6.3	20.2
Other current liabilities	112.4	67.6
Total current liabilities	429.4	306.1
Long-term debt	1,070.8	668.8
Deferred income taxes	174.9	85.6
Pension and post-retirement benefit obligations	119.8	106.1
Other non-current liabilities	43.3	12.0
Total liabilities	1,838.2	1,178.6
Stockholders' equity (deficit):
Common stock	1.1	0.6
Treasury stock	(2.5)	(1.7)
Paid-in capital	2,018.5	1,407.4
Accumulated other comprehensive loss	(159.0)	(131.0)
Accumulated deficit	(1,217.7)	(1,337.2)
Total stockholders' equity (deficit)	640.4	(61.9)
Total liabilities and stockholders' equity (deficit)	$2,478.6	$1,116.7

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in millions of dollars)	2012	2011
Operating activities
Net income	$119.5	$56.7
Amortization of inventory step-up	13.3	—
Loss (gain) on disposal of assets	2.0	(40.4)
Deferred income tax provision	(12.8)	3.9
Release of tax valuation allowance	(145.1)	—
Depreciation	34.5	26.5
Other non-cash charges	2.3	0.1
Amortization of debt issuance costs and bond discount	9.9	8.2
Amortization of intangibles	19.9	6.4
Stock-based compensation	9.2	6.3
Loss on debt extinguishment	15.5	2.9
Changes in balance sheet items:
Accounts receivable	(153.8)	0.6
Inventories	61.8	5.4
Other assets	7.4	0.2
Accounts payable	(25.0)	16.8
Accrued expenses and other liabilities	30.1	(27.8)
Accrued income taxes	0.8	(1.1)
Equity in earnings of joint ventures, net of dividends received	3.0	(2.9)
Net cash (used) provided by operating activities	(7.5)	61.8
Investing activities
Additions to property, plant and equipment	(30.3)	(13.5)
Assets acquired	—	(1.4)
Proceeds from the sale of discontinued operations	1.5	53.5
Proceeds from the disposition of assets	3.1	1.4
Cost of acquisition, net of cash acquired	(397.5)	—
Net cash (used) provided by investing activities	(423.2)	40.0
Financing activities
Proceeds from long-term debt	1,270.0	0.1
Repayments of long-term debt	(872.0)	(63.0)
Borrowings of short-term debt, net	1.2	—
Payments for debt issuance costs	(38.5)	—
Net payments for exercise of stock options	(0.6)	(0.2)
Net cash provided (used) by financing activities	360.1	(63.1)
Effect of foreign exchange rate changes on cash	(0.6)	(0.7)
Net (decrease) increase in cash and cash equivalents	(71.2)	38.0
Cash and cash equivalents
Beginning of period	121.2	83.2
End of period	$50.0	$121.2

Note: Only includes Mead C&OP from the date of acquisition.

ACCO Brands Corporation
Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
		Adjusted				Adjusted			% Change	% Change
	Reported (A)	Items (B)		Adjusted	Reported	Items (B)		Adjusted	Reported	Adjusted
Net sales	$529.7	$—		$529.7	$350.7	$—		$350.7	51%	51%
Cost of products sold	351.6	—		351.6	241.3	—		241.3	46%	46%
Gross profit	178.1	—		178.1	109.4	—		109.4	63%	63%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	101.7	(4.5)	(B.2)	97.2	71.9	(4.1)	(B.2)	67.8	41%	43%
Amortization of intangibles	6.4	—		6.4	1.5	—		1.5	327%	327%
Restructuring charges	2.7	(2.7)	(B.3)	—	0.1	—		0.1	NM	NM
Total operating costs and expenses	110.8	(7.2)		103.6	73.5	(4.1)		69.4	51%	49%

Operating income	67.3	7.2		74.5	35.9	4.1		40.0	87%	86%

Non-operating expense (income):
Interest expense, net	19.3	(2.6)	(B.4)	16.7	17.9	—		17.9	8%	(7)%
Equity in earnings of joint ventures	(0.6)	(1.9)	(B.5)	(2.5)	(2.3)	—		(2.3)	(74)%	9%
Other expense (income), net	(0.1)	—		(0.1)	0.6	—		0.6	NM	NM

Income from continuing operations before income tax	48.7	11.7		60.4	19.7	4.1		23.8	147%	154%
Income tax expense	59.7	(41.6)	(B.7)	18.1	10.3	(3.2)	(B.7)	7.1	480%	155%
Income (loss) from continuing operations	(11.0)	53.3		42.3	9.4	7.3		16.7	NM	153%
Loss from discontinued operations, net of income taxes	(1.5)	—		(1.5)	—	—		—	NM	NM
Net income (loss)	$(12.5)	$53.3		$40.8	$9.4	$7.3		$16.7	NM	144%

Per share:
Basic income (loss) per share:
Income (loss) from continuing operations	$(0.10)			$0.37	$0.17			$0.30	NM	23%
Loss from discontinued operations	(0.01)			(0.01)	—			—	NM	NM
Basic income (loss) per share	$(0.11)			$0.36	$0.17			$0.30	NM	20%

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.10)			$0.37	$0.16			$0.29	NM	28%
Loss from discontinued operations	(0.01)			(0.01)	$—			—	NM	NM
Diluted income (loss) per share	$(0.11)			$0.35	$0.16			$0.29	NM	21%

Weighted average number of shares outstanding:
Basic	113.1			113.1	55.4			55.4
Diluted	113.1			115.0	57.8			57.8

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31, 2012		Three Months Ended December 31, 2011
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	33.6%		31.2%
Advertising, selling, general and administrative	19.2%	18.4%	20.5%	19.3%
Operating income	12.7%	14.1%	10.2%	11.4%
Income from continuing operations before income tax	9.2%	11.4%	5.6%	6.8%
Net income (loss)	(2.4)%	7.7%	2.7%	4.8%
Income tax rate	NM	30.0%	52.3%	30.0%

ACCO Brands Corporation
Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Twelve Months Ended December 31, 2012				Twelve Months Ended December 31, 2011
		Adjusted				Adjusted			% Change	% Change
	Reported (A)	Items (B)		Adjusted	Reported	Items (B)		Adjusted	Reported	Adjusted
Net sales	$1,758.5	$—		$1,758.5	$1,318.4	$—		$1,318.4	33%	33%
Cost of products sold	1,225.1	(13.3)	(B.1)	1,211.8	919.2	—		919.2	33%	32%
Gross profit	533.4	13.3		546.7	399.2	—		399.2	34%	37%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	349.9	(22.9)	(B.2)	327.0	278.4	(5.6)	(B.2)	272.8	26%	20%
Amortization of intangibles	19.9	—		19.9	6.3	—		6.3	216%	216%
Restructuring charges (income)	24.3	(24.3)	(B.3)	—	(0.7)	—		(0.7)	NM	100%
Total operating costs and expenses	394.1	(47.2)		346.9	284.0	(5.6)		278.4	39%	25%

Operating income	139.3	60.5		199.8	115.2	5.6		120.8	21%	65%

Non-operating expense (income):
Interest expense, net	89.3	(20.0)	(B.4)	69.3	77.2	(1.2)	(B.4)	76.0	16%	(9)%
Equity in earnings of joint ventures	(6.9)	(1.9)	(B.5)	(8.8)	(8.5)	—		(8.5)	(19)%	4%
Other expense (income), net	61.3	(61.4)	(B.6)	(0.1)	3.6	(3.0)	(B.6)	0.6	NM	NM

Income (loss) from continuing operations before income tax	(4.4)	143.8		139.4	42.9	9.8		52.7	NM	165%
Income tax expense (benefit)	(125.5)	167.3	(B.7)	41.8	24.3	(8.5)	(B.7)	15.8	NM	165%
Income from continuing operations	121.1	(23.5)		97.6	18.6	18.3		36.9	551%	164%
Income (loss) from discontinued operations, net of income taxes	(1.6)	—		(1.6)	38.1	—		38.1	NM	NM
Net income	$119.5	$(23.5)		$96.0	$56.7	$18.3		$75.0	111%	28%

Per share:
Basic income (loss) per share:
Income from continuing operations	$1.29			$1.04	$0.34			$0.67	279%	55%
Income (loss) from discontinued operations	(0.02)			(0.02)	0.69			0.69	NM	NM
Basic income per share	$1.27			$1.02	$1.03			$1.36	23%	(25)%

Diluted income (loss) per share:
Income from continuing operations	$1.26			$1.02	$0.32			$0.64	294%	59%
Income (loss) from discontinued operations	(0.02)			(0.02)	$0.66			0.66	NM	NM
Diluted income per share	$1.24			$1.00	$0.98			$1.30	27%	(23)%

Weighted average number of shares outstanding:
Basic	94.1			94.1	55.2			55.2
Diluted	96.1			96.1	57.6			57.6

Statistics (as a % of Net sales, except Income tax rate)
	Twelve Months Ended December 31, 2012		Twelve Months Ended December 31, 2011
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.3%	31.1%	30.3%
Advertising, selling, general and administrative	19.9%	18.6%	21.1%	20.7%
Operating income	7.9%	11.4%	8.7%	9.2%
Income (loss) from continuing operations before income tax	(0.3)%	7.9%	3.3%	4.0%
Net income	6.8%	5.5%	4.3%	5.7%
Income tax rate	NM	30.0%	56.6%	30.0%

Notes for Consolidated Statements of Operations and Reconciliation of Adjusted Results

A.	The results of Mead C&OP are included in the company's results from the acquisition date of May 1, 2012.

B.
“Adjusted” results exclude all unusual tax items, restructuring charges and transaction-related integration expenses associated with the acquisition of Mead C&OP and the impairment of our Neschen joint venture in order to provide a comparison of underlying results of operations.

1.	Represents the adjustment related to the amortization of step-up in value of finished goods inventory.

2.	Represents the elimination of transaction and integration costs.

3.	Represents 2012 restructuring costs.

4.	Represents the adjustment related to accelerated debt origination amortization costs resulting from bond repurchases and bank debt repayments.

5.	Represents the adjustment related to the impairment charge for our Neschen joint venture.

6.
Represents the adjustment related to the loss on debt extinguishment and other costs associated with the company's refinancing in the second quarter of 2012 and the premium paid in connection with bond repurchases in the third quarter of 2011.

7.
For the fourth quarter of 2012, primarily represents the reversal of the income tax benefit from the third quarter of 2012 related to the lower than expected effective tax rate on continuing operations that was the result of lower effective tax rates on foreign earnings than was anticipated at the end of the second quarter. For the full year 2012 primarily represents the reversal of the release of income tax valuation reserves for the company's U.S. operations in the first half of 2012. The company has also incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the company's effective tax rate would approximate 30% in 2011 and 2012. This estimated long-term rate will be subject to variations from the mix of earnings in the company's operating jurisdictions.

ACCO Brands Corporation
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2012 (A)						2011					Changes
					Adjusted	Adjusted				Adjusted	Adjusted
		Reported			Operating	Operating		Reported		Operating	Operating			Adjusted	Adjusted	Adjusted
		Operating	Adjusted		Income	Income		Operating	Adjusted	Income	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges		(B)	Margin (B)	Net Sales	Income	Charges	(B)	Margin (B)	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$136.7	$(3.5)	$3.6		$0.1	0.1%	$137.3	$2.6	$—	$2.6	1.9%	$(0.6)	—%	$(2.5)	(96)%	(180)
ACCO Brands International	110.6	8.2	2.5		10.7	9.7%	119.8	7.0	—	7.0	5.8%	(9.2)	(8)%	3.7	53%	390
Computer Products	41.6	7.5	—		7.5	18.0%	41.3	9.3	—	9.3	22.5%	0.3	1%	(1.8)	(19)%	(450)
Corporate	—	(8.2)	1.8		(6.4)		—	(5.6)	—	(5.6)		—		(0.8)
Total	$288.9	$4.0	$7.9		$11.9	4.1%	$298.4	$13.3	$—	$13.3	4.5%	$(9.5)	(3)%	$(1.4)	(11)%	(40)

Q2:
ACCO Brands North America	$279.8	$13.6	$24.9	(C)	$38.5	13.8%	$159.1	$9.7	$—	$9.7	6.1%	$120.7	76%	$28.8	297%	770
ACCO Brands International	113.9	9.0	1.7		10.7	9.4%	122.4	13.8	—	13.8	11.3%	(8.5)	(7)%	(3.1)	(22)%	(190)
Computer Products	45.0	10.0	—		10.0	22.2%	48.7	13.1	—	13.1	26.9%	(3.7)	(8)%	(3.1)	(24)%	(470)
Corporate	—	(21.0)	13.4		(7.6)		—	(6.0)	—	(6.0)		—		(1.6)
Total	$438.7	$11.6	$40.0		$51.6	11.8%	$330.2	$30.6	$—	$30.6	9.3%	$108.5	33%	$21.0	69%	250

Q3:
ACCO Brands North America	$321.4	$40.0	$2.6		$42.6	13.3%	$166.6	$13.5	$—	$13.5	8.1%	$154.8	93%	$29.1	216%	520
ACCO Brands International	139.4	14.7	0.9		15.6	11.2%	126.3	17.6	—	17.6	13.9%	13.1	10%	(2.0)	(11)%	(270)
Computer Products	40.4	7.7	0.3		8.0	19.8%	46.2	11.1	—	11.1	24.0%	(5.8)	(13)%	(3.1)	(28)%	(420)
Corporate	—	(6.0)	1.6		(4.4)		—	(6.8)	1.5	(5.3)		—		0.9
Total	$501.2	$56.4	$5.4		$61.8	12.3%	$339.1	$35.4	$1.5	$36.9	10.9%	$162.1	48%	$24.9	67%	140

Q4:
ACCO Brands North America	$290.3	$36.1	$6.1		$42.2	14.5%	$160.1	$11.6	$—	$11.6	7.2%	$130.2	81%	$30.6	264%	730
ACCO Brands International	187.3	30.1	0.1		30.2	16.1%	136.5	20.5	—	20.5	15.0%	50.8	37%	9.7	47%	110
Computer Products	52.1	10.7	—		10.7	20.5%	54.1	13.6	—	13.6	25.1%	(2.0)	(4)%	(2.9)	(21)%	(460)
Corporate	—	(9.6)	1.0		(8.6)		—	(9.8)	4.1	(5.7)		—		(2.9)
Total	$529.7	$67.3	$7.2		$74.5	14.1%	$350.7	$35.9	$4.1	$40.0	11.4%	$179.0	51%	$34.5	86%	270

YTD:
ACCO Brands North America	$1,028.2	$86.2	$37.2		$123.4	12.0%	$623.1	$37.4	$—	$37.4	6.0%	$405.1	65%	$86.0	230%	600
ACCO Brands International	551.2	62.0	5.2		67.2	12.2%	505.0	58.9	—	58.9	11.7%	46.2	9%	8.3	14%	50
Computer Products	179.1	35.9	0.3		36.2	20.2%	190.3	47.1	—	47.1	24.8%	(11.2)	(6)%	(10.9)	(23)%	(460)
Corporate	—	(44.8)	17.8		(27.0)		—	(28.2)	5.6	(22.6)		—		(4.4)
Total	$1,758.5	$139.3	$60.5		$199.8	11.4%	$1,318.4	$115.2	$5.6	$120.8	9.2%	$440.1	33%	$79.0	65%	220

(A) The results of the MeadWestvaco’s Consumer and Office Products business are included in the Company’s results from the acquisition date of May 1, 2012.
(B) Adjusted results exclude restructuring charges and merger-related expenses.
(C) Following the acquisition of Mead C&OP, the business determined that it would be more cost effective to outsource its information technology support environment. During second quarter of 2012 the company incurred and reported $0.7 million of charges associated with this transition. The above results have been subsequently restated to adjust these charges.

ACCO Brands Corporation
Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results (Unaudited)
(In millions of dollars, except per share data)

					Pro Forma
	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
		Adjusted				Adjusted			% Change
	Reported	Items (B)		Adjusted	Pro Forma (A)	Items (B)		Adjusted	Adjusted
Net sales	$529.7	$—		$529.7	$568.8	$—		$568.8	(7)%
Cost of products sold	351.6	—		351.6	379.1	(1.1)	(B.1)	378.0	(7)%
Gross profit	178.1	—		178.1	189.7	1.1		190.8	(7)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	101.7	(4.5)	(B.2)	97.2	105.4	(5.7)	(B.2)	99.7	(3)%
Amortization of intangibles	6.4	—		6.4	7.0	—		7.0	(9)%
Restructuring charges	2.7	(2.7)	(B.3)	—	0.3	—		0.3	(100)%
Total operating costs and expenses	110.8	(7.2)		103.6	112.7	(5.7)		107.0	(3)%

Operating income	67.3	7.2		74.5	77.0	6.8		83.8	(11)%

Non-operating expense (income):
Interest expense, net	19.3	(2.6)	(B.4)	16.7	20.8	(2.6)	(B.4)	18.2	(8)%
Equity in earnings of joint ventures	(0.6)	(1.9)	(B.5)	(2.5)	(2.3)	—		(2.3)	9%
Other expense (income), net	(0.1)	—		(0.1)	0.6	—		0.6	NM

Income from continuing operations before income tax	48.7	11.7		60.4	57.9	9.4		67.3	(10)%
Income tax expense	59.7	(41.6)	(B.7)	18.1	19.5	0.7	(B.7)	20.2	(10)%
Income (loss) from continuing operations	$(11.0)	$53.3		$42.3	$38.4	$8.7		$47.1	(10)%

Per share:
Basic income (loss) per share:
Income (loss) from continuing operations	$(0.10)			$0.37	$0.34			$0.42	(12)%

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.10)			$0.37	$0.34			$0.41	(10)%

Weighted average number of shares outstanding:
Basic	113.1			113.1	111.9			111.9
Diluted	113.1			115.0	113.8			113.8

Statistics (as a % of Net sales, except Income tax rate)			Pro Forma
	Three Months Ended December 31, 2012		Three Months Ended December 31, 2011
	Reported	Adjusted	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	33.6%		33.4%	33.5%
Advertising, selling, general and administrative	19.2%	18.4%	18.5%	17.5%
Operating income	12.7%	14.1%	13.5%	14.7%
Income from continuing operations before income tax	9.2%	11.4%	10.2%	11.8%
Income tax rate	NM	30.0%	33.7%	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended December 31,
		Pro Forma
	2012	2011	% Change
Reported operating income	$67.3	$35.9	87%
Mead C&OP pre-acquisition operating income (loss) (C)	—	40.3	(100)%
Pro forma adjustments (C)	—	0.8	(100)%
Pro forma operating income	67.3	77.0	(13)%
Inventory step-up amortization	—	—	NM
Mead C&OP parent allocation expenses, net	—	6.8	(100)%
Transaction and integration charges	4.5	—	NM
Restructuring charges	2.7	—	NM
Adjusted operating income from continuing operations	74.5	83.8	(11)%
Depreciation	9.9	10.4	(5)%
Amortization of intangibles	6.4	7.0	(9)%
Stock-based compensation expense	3.7	3.5	6%
Adjusted joint venture income	2.5	2.3	9%
Adjusted supplemental EBITDA from continuing operations	97.0	107.0	(9)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	18.3%	18.8%

ACCO Brands Corporation
Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Pro Forma Results (Unaudited)
(In millions of dollars, except per share data)

	Pro Forma				Pro Forma
	Twelve Months Ended December 31, 2012				Twelve Months Ended December 31, 2011
		Adjusted				Adjusted			% Change
	Pro Forma (A)	Items (B)		Adjusted	Pro Forma (A)	Items (B)		Adjusted	Adjusted
Net sales	$1,895.0	$—		$1,895.0	$2,064.0	$—		$2,064.0	(8)%
Cost of products sold	1,313.0	(2.5)	(B.1)	1,310.5	1,419.1	(8.7)	(B.1)	1,410.4	(7)%
Gross profit	582.0	2.5		584.5	644.9	8.7		653.6	(11)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	377.3	(13.6)	(B.2)	363.7	412.4	(18.0)	(B.2)	394.4	(8)%
Amortization of intangibles	26.6	—		26.6	28.4	—		28.4	(6)%
Restructuring charges (income)	24.8	(24.8)	(B.3)	—	(0.3)	—		(0.3)	100%
Total operating costs and expenses	428.7	(38.4)		390.3	440.5	(18.0)		422.5	(8)%

Operating income	153.3	40.9		194.2	204.4	26.7		231.1	(16)%

Non-operating expense (income):
Interest expense, net	75.3	(6.1)	(B.4)	69.2	81.5	(8.7)	(B.4)	72.8	(5)%
Equity in earnings of joint ventures	(6.9)	(1.9)	(B.5)	(8.8)	(8.5)	—	(B.5)	(8.5)	4%
Other expense (income), net	(0.1)	—		(0.1)	3.6	(3.0)	(B.6)	0.6	NM

Income from continuing operations before income tax	85.0	48.9		133.9	127.8	38.4		166.2	(19)%
Income tax expense	13.4	26.8	(B.7)	40.2	42.8	7.1	(B.7)	49.9	(19)%
Income from continuing operations	$71.6	$22.1		$93.7	$85.0	$31.3		$116.3	(19)%

Per share:
Basic income per share:
Income from continuing operations	$0.63			$0.83	$0.76			$1.04	(20)%

Diluted income per share:
Income from continuing operations	$0.62			$0.82	$0.75			$1.03	(20)%

Weighted average number of shares outstanding:
Basic	112.8			112.8	111.5			111.5
Diluted	114.8			114.8	113.4			113.4

Statistics (as a % of Net sales, except Income tax rate)	Pro Forma		Pro Forma
	Twelve Months Ended December 31, 2012		Twelve Months Ended December 31, 2011
	Pro Forma	Adjusted	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.7%	30.8%	31.2%	31.7%
Advertising, selling, general and administrative	19.9%	19.2%	20.0%	19.1%
Operating income	8.1%	10.2%	9.9%	11.2%
Income (loss) from continuing operations before income tax	4.5%	7.1%	6.2%	8.1%
Income tax rate	15.8%	30.0%	33.5%	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Pro Forma
	Twelve Months Ended December 31,
	2012	2011	% Change
Reported operating income	$139.3	$115.2	21%
Mead C&OP pre-acquisition operating income (loss) (C)	(8.5)	104.4	NM
Pro forma adjustments (C)	22.5	(15.2)	NM
Pro forma operating income	153.3	204.4	(25)%
Inventory step-up amortization	2.5	7.6	(67)%
Mead C&OP parent allocation expenses, net	6.3	19.1	(67)%
Transaction and integration charges	7.3	—	NM
Restructuring charges	24.8	—	NM
Adjusted operating income from continuing operations	194.2	231.1	(16)%
Depreciation	40.1	44.1	(9)%
Amortization of intangibles	26.6	28.4	(6)%
Stock-based compensation expense	10.3	8.5	21%
Adjusted joint venture income	8.8	8.5	4%
Adjusted supplemental EBITDA from continuing operations	280.0	320.6	(13)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	14.8%	15.5%

Notes for Reported and Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results

A.
The unaudited pro forma financial information presents the combined results of the company and the Mead C&OP business for the periods presented as though the companies had been combined as of January 1, 2011, but the company cautions that the unaudited pro forma financial information is not indicative of the actual results of operations that would have been achieved if the transaction had taken place at the beginning of 2011 and do not purport to project the future operating results of the combined company. Refer to the 8-K furnished to the SEC on August 9, 2012 for a reconciliation of pro forma results to GAAP for the periods of January 1, 2011 through June 30, 2012. The pro forma results for the twelve months ended December 31, 2012 include the pro forma results for the six months ended June 30, 2012 plus the reported results of the six months ended December 31, 2012.

B.
“Adjusted” results exclude all unusual tax items, restructuring, integration and transaction charges and Mead C&OP parent allocations, net, including interest, which will not continue as part of the combined ACCO Brands in order to provide a comparison of underlying results of operations.

1.	Represents the adjustment related to amortization of step-up in value of finished goods inventory and Mead C&OP parent allocations, net.

2.	Represents the adjustment related to Mead C&OP parent allocations, net, and integration and transaction charges.

3.	Represents 2012 restructuring costs.

4.	Represents the adjustments related to Mead C&OP net interest expense and accelerated debt origination amortization costs resulting from bond repurchases and bank debt repayments.

5.	Represents the adjustment related to the impairment charge for our Neschen joint venture.

6.	Represents the adjustment related to the premium paid in connection with bond repurchases in the third quarter of 2011.

7.
The company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the company's effective tax rate would approximate 30% in 2011 and 2012. This estimated long-term rate will be subject to variations from the mix of earnings in the company's operating jurisdictions.

C.
Refer to the Form 8-K furnished to the SEC on August 9, 2012 for details on Mead C&OP pre-acquisition operating income and pro forma adjustments for the periods of January 1, 2011 through June 30, 2012. The pro forma results for the twelve months ended December 31, 2012 include the pro forma results for the six moths ended June 30, 2012 plus the reported results of the six months ended December 31, 2012.

ACCO Brands Corporation
Pro Forma Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2012						2011					Changes
						Pro Forma					Pro Forma
					Pro Forma	Adjusted				Pro Forma	Adjusted			Pro Forma	Pro Forma
		Pro Forma			Adjusted	Operating		Pro Forma		Adjusted	Operating	Pro Forma	Pro Forma	Adjusted	Adjusted	Pro Forma
	Pro Forma	Operating	Adjusted		Operating	Income	Pro Forma	Operating	Adjusted	Operating	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges		Income (A)	Margin (A)	Net Sales	Income	Charges	Income (A)	Margin (A)	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$215.5	$(2.1)	$3.8		$1.7	0.8%	$221.2	$(4.7)	$6.8	$2.1	0.9%	$(5.7)	(3)%	$(0.4)	(19)%	(10)
ACCO Brands International	140.1	7.4	2.8		10.2	7.3%	152.7	3.8	1.8	5.6	3.7%	(12.6)	(8)%	4.6	82%	360
Computer Products	41.6	7.5	—		7.5	18.0%	41.3	9.3	—	9.3	22.5%	0.3	1%	(1.8)	(19)%	(450)
Corporate	—	(11.6)	4.7		(6.9)		—	(10.3)	4.7	(5.6)		—		(1.3)
Total	$397.2	$1.2	$11.3		$12.5	3.1%	$415.2	$(1.9)	$13.3	$11.4	2.7%	$(18.0)	(4)%	$1.1	10%	40

Q2:
ACCO Brands North America	$303.7	$19.9	$14.8	(B)	$34.7	11.4%	$320.1	$37.6	$(2.4)	$35.2	11.0%	$(16.4)	(5)%	$(0.5)	(1)%	40
ACCO Brands International	118.2	7.4	0.6		8.0	6.8%	144.1	11.6	—	11.6	8.0%	(25.9)	(18)%	(3.6)	(31)%	(120)
Computer Products	45.0	10.0	—		10.0	22.2%	48.7	13.1	—	13.1	26.9%	(3.7)	(8)%	(3.1)	(24)%	(470)
Corporate	—	(8.9)	1.6		(7.3)		—	(11.2)	5.2	(6.0)		—		(1.3)
Total	$466.9	$28.4	$17.0		$45.4	9.7%	$512.9	$51.1	$2.8	$53.9	10.5%	$(46.0)	(9)%	$(8.5)	(16)%	(80)

Q3:
ACCO Brands North America	$321.4	$40.0	$2.6		$42.6	13.3%	$343.4	$49.3	$(1.0)	$48.3	14.1%	$(22.0)	(6)%	$(5.7)	(12)%	(80)
ACCO Brands International	139.4	14.7	0.9		15.6	11.2%	177.5	27.9	—	27.9	15.7%	(38.1)	(21)%	(12.3)	(44)%	(450)
Computer Products	40.4	7.7	0.3		8.0	19.8%	46.2	11.1	—	11.1	24.0%	(5.8)	(13)%	(3.1)	(28)%	(420)
Corporate	—	(6.0)	1.6		(4.4)		—	(10.1)	4.8	(5.3)		—		0.9
Total	$501.2	$56.4	$5.4		$61.8	12.3%	$567.1	$78.2	$3.8	$82.0	14.5%	$(65.9)	(12)%	$(20.2)	(25)%	(220)

Q4:
ACCO Brands North America	$290.3	$36.1	$6.1		$42.2	14.5%	$304.4	$36.0	$1.1	$37.1	12.2%	$(14.1)	(5)%	$5.1	14%	230
ACCO Brands International	187.3	30.1	0.1		30.2	16.1%	210.3	38.8	—	38.8	18.4%	(23.0)	(11)%	(8.6)	(22)%	(230)
Computer Products	52.1	10.7	—		10.7	20.5%	54.1	13.6	—	13.6	25.1%	(2.0)	(4)%	(2.9)	(21)%	(460)
Corporate	—	(9.6)	1.0		(8.6)		—	(11.4)	5.7	(5.7)		—		(2.9)
Total	$529.7	$67.3	$7.2		$74.5	14.1%	$568.8	$77.0	$6.8	$83.8	14.7%	$(39.1)	(7)%	$(9.3)	(11)%	(60)

YTD:
ACCO Brands North America	$1,130.9	$93.9	$27.3		$121.2	10.7%	$1,189.1	$118.2	$4.5	$122.7	10.3%	$(58.2)	(5)%	$(1.5)	(1)%	40
ACCO Brands International	585.0	59.6	4.4		64.0	10.9%	684.6	82.1	1.8	83.9	12.3%	(99.6)	(15)%	(19.9)	(24)%	(140)
Computer Products	179.1	35.9	0.3		36.2	20.2%	190.3	47.1	—	47.1	24.8%	(11.2)	(6)%	(10.9)	(23)%	(460)
Corporate	—	(36.1)	8.9		(27.2)		—	(43.0)	20.4	(22.6)		—		(4.6)
Total	$1,895.0	$153.3	$40.9		$194.2	10.2%	$2,064.0	$204.4	$26.7	$231.1	11.2%	$(169.0)	(8)%	$(36.9)	(16)%	(100)

(A) Adjusted results exclude restructuring charges (in 2012 only) and transaction-related expenses, MWV parent allocations (which will not continue in the ongoing entity and include LIFO expense in cost of products sold, corporate costs and gain on property sales in SG&A) and amortization of the step-up in the fair value of finished goods inventory.

(B) Following the acquisition of Mead C&OP, the business determined that it would be more cost effective to outsource its information technology support environment. During second quarter of 2012 the company incurred and reported $0.7 million of charges associated with this transition. The above results have been subsequently restated to adjust these charges.

ACCO Brands Corporation
Pro Forma Supplemental Net Sales Growth Analysis
(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	Volume/Mix
Q1 2012:
ACCO Brands North America	(2.6)%	(0.2)%	(2.4)%	2.2%	(4.6)%
ACCO Brands International	(8.3)%	(1.8)%	(6.5)%	0.7%	(7.2)%
Computer Products	0.7%	(1.5)%	2.2%	(2.4)%	4.6%
Total	(4.3)%	(0.9)%	(3.4)%	1.2%	(4.6)%

Q2 2012:
ACCO Brands North America	(5.1)%	(0.7)%	(4.4)%	1.8%	(6.2)%
ACCO Brands International	(18.0)%	(8.2)%	(9.8)%	0.3%	(10.1)%
Computer Products	(7.6)%	(4.1)%	(3.5)%	(5.8)%	2.3%
Total	(9.0)%	(3.1)%	(5.9)%	0.7%	(6.6)%

Q3 2012:
ACCO Brands North America	(6.4)%	(0.3)%	(6.1)%	1.0%	(7.1)%
ACCO Brands International	(21.5)%	(8.0)%	(13.5)%	(1.4)%	(12.1)%
Computer Products	(12.6)%	(3.2)%	(9.4)%	(4.1)%	(5.3)%
Total	(11.6)%	(3.0)%	(8.6)%	(0.1)%	(8.5)%

Q4 2012:
ACCO Brands North America	(4.6)%	0.4%	(5.0)%	2.0%	(7.0)%
ACCO Brands International	(10.9)%	(4.0)%	(6.9)%	—%	(6.9)%
Computer Products	(3.7)%	(0.4)%	(3.3)%	(4.1)%	0.8%
Total	(6.9)%	(1.3)%	(5.6)%	0.7%	(6.3)%

2012 YTD:
ACCO Brands North America	(4.9)%	(0.2)%	(4.7)%	1.7%	(6.4)%
ACCO Brands International	(14.5)%	(5.4)%	(9.1)%	(0.1)%	(9.0)%
Computer Products	(5.9)%	(2.3)%	(3.6)%	(4.2)%	0.6%
Total	(8.2)%	(2.1)%	(6.1)%	0.6%	(6.7)%